UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2020

Service Properties Trust

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-11527	04-3262075
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300 Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-964-8389

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Trading Symbol(s)	Name Of Each Exchange On Which Registered
Common Shares of Beneficial Interest	SVC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

In this Current Report on Form 8-K, the terms “we,” “us,” “our” and “the Company” refer to Service Properties Trust.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 28, 2020, the Board of Trustees (the “Board”) promoted Todd W. Hargreaves, the Company’s Vice President, to the offices of Vice President and Chief Investment Officer. Mr. Hargreaves does not have any family relationships with any of the Company’s Trustees or executive officers, is not a party to any transactions of the type listed in Item 404(a) of Regulation S-K, and was not appointed pursuant to any arrangement or understanding with any other person. Mr. Hargreaves’ biography is contained in the Company’s proxy statement for the Company’s annual meeting of shareholders held on June 10, 2020 (the “Annual Meeting”), which was filed with the Securities and Exchange Commission on April 20, 2020 (the “2020 Proxy Statement”), and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As discussed below in Item 5.07, at the Annual Meeting, the Company’s shareholders voted to approve an amendment to the Company’s Declaration of Trust to provide for the annual election of all Trustees beginning with the 2023 annual meeting of shareholders. Beginning with the 2021 annual meeting of shareholders, the Trustees whose terms expire at an annual meeting (or such Trustees’ successors) will stand for election at the meeting for one-year terms and all Trustees (or such Trustees’ successors) will stand for election at the 2023 annual meeting of shareholders, and thereafter, for one-year terms. In accordance with Maryland law, in order to give proper effect to this amendment, on June 10, 2020, the Company filed Articles Supplementary under Section 3-802 of the Maryland General Corporation Law (“MGCL”) to elect to no longer have Section 3-803 of the MGCL apply to the Company and filed Articles of Amendment with the State Department of Assessments and Taxation of Maryland. Upon the filing of both the Articles Supplementary and the Articles of Amendment, the amendment became effective. The foregoing description of the amendment is not complete and is subject to and qualified in its entirety by reference to the Articles Supplementary and the Articles of Amendment, copies of which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and which are incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s shareholders voted on the election of John L. Harrington as an Independent Trustee in Class I of the Board for a three year term of office continuing until the Company’s 2023 annual meeting of shareholders and until his successor is duly elected and qualifies. Mr. Harrington received the following votes:

For	Against	Abstain
84,335,152	36,538,294	260,293

The Company’s shareholders also voted on the election of John G. Murray as a Managing Trustee in Class I of the Board for a three year term of office continuing until the Company’s 2023 annual meeting of shareholders and until his successor is duly elected and qualifies. Mr. Murray received the following votes:

For	Against	Abstain
116,526,984	4,352,200	254,555

The Company’s shareholders also voted on the approval of an amendment to the Company’s Declaration of Trust to provide for the annual election of all Trustees beginning with the Company’s 2023 annual meeting of shareholders. This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
120,412,811	483,327	237,601	29,049,156

The Company’s shareholders also voted on a non-binding advisory resolution on the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K in the 2020 Proxy Statement. This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
106,747,459	13,452,360	933,920	29,049,156

The Company’s shareholders also ratified the appointment of Ernst & Young LLP as the Company’s independent auditors to serve for the 2020 fiscal year. This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
146,885,704	2,898,058	399,133	N/A

The results reported above are final voting results.

Item 8.01.	Other Events.

Trustee Compensation

Also on June 10, 2020, the Company updated its Trustee compensation arrangements. A summary of the Company’s currently effective Trustee compensation arrangements is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Consistent with the Company’s Trustee compensation arrangements, on June 10, 2020, the Company awarded each of the Company’s Trustees 5,000 common shares of beneficial interest, $0.01 par value (the “Common Shares”), valued at $10.80 per share, the closing price of the Common Shares on The Nasdaq Stock Market LLC on that date.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Articles Supplementary to the Declaration of Trust of Service Properties Trust, dated June 10, 2020

3.2	Articles of Amendment to the Declaration of Trust of Service Properties Trust, dated June 10, 2020

10.1	Summary of Trustee Compensation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICE PROPERTIES TRUST

By:	/s/ Brian E. Donley
Name:	Brian E. Donley
Title:	Chief Financial Officer and Treasurer

Date:  June 10, 2020